UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2008

MTS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 937-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on December 19, 2007, Sidney W. Emery Jr. informed the Board of Directors of MTS Systems Corporation (the “Company”) that, in connection with his retirement from the Company as President and Chief Executive Officer, he would also retire from his position as Chairman of the Board and as a director of the Company at the end of fiscal 2008. Effective September 28, 2008, Mr. Emery resigned as Chairman of the Board and as a director of the Company. Mr. Emery’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Emery’s resignation, the Board of Directors of the Company elected Laura B. Hamilton to serve as Chair of the Board, effective September 28, 2008. Ms. Hamilton is the Company’s President and Chief Executive Officer, and has served as a director on the Company’s Board of Directors since June 2007.

On October 1, 2008, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. The complete text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: October 1, 2008	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 1, 2008.